Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Daniel G. Welch, Chief Executive Officer of InterMune, Inc. (the “Company”), and John C. Hodgman, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 21st day of February, 2014.

/s/ DANIEL G. WELCH	/s/ JOHN C. HODGMAN
Daniel G. Welch	John C. Hodgman
Chairman, Chief Executive Officer and President	Senior Vice President of Finance Administration
(Principal Executive Officer)	and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.